UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013

Bio-Reference Laboratories, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-15266	22-2405059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure

As previously announced by Bio-Reference Laboratories, Inc. (the “Company”) in a press release dated May 8, 2013, Marc D. Grodman, M.D., the Company’s President and Chief Executive Officer, will speak at the Bank of America Merrill Lynch Health Care Conference on Wednesday, May 15, 2013.  The conference is scheduled to take place at the Encore at Wynn Hotel located in Las Vegas, Nevada.  The Company’s presentation is scheduled to begin at 12:20 a.m. EST/9:20 a.m. PST.

Those wishing to listen to the live audio Web case may access it on the Company’s Web site, www.bioreference.com, or at the following site: http://www.veracast.com/westcasts/baml/healthcare2013/id11981430.htm.  Please go to either Web site ten minutes before the presentation is ready to begin.  You will need to register as well as download and install any necessary audio software.  The Web cast will be archived on both Web sites for 30 days following the presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2013	BIO-REFERENCE LABORATORIES, INC.

	By:	/s/ Sam Singer
Name: Sam Singer
Title: Senior Vice President, Chief Financial Officer